Exhibit 99.2

Enphys Acquisition Corp. Announces Closing of Initial Public Offering, including the full Amount of the
Underwriters’ Over-Allotment Option, for Total Gross Proceeds of $345 Million

October 8, 2021 - NEW YORK - Enphys Acquisition Corp. (NYSE: NFYS.U; the “Company”) announced today that it closed its upsized initial public offering of 30,000,000 units together with the issuance of an additional 4,500,000 units pursuant to the exercise of the underwriters’ over-allotment option in full. The initial public offering price was $10.00 per unit, resulting in total gross proceeds of $345,000,000.

The Company’s units are listed on the New York Stock Exchange (“NYSE”) and commenced trading under the ticker symbol “NFYS.U” on October 6, 2021. Each unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share. After the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the symbols “NFYS” and “NFYS WS,” respectively.

The Company is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is led by CEO and Director Jorge de Pablo, the founder and Managing Partner of LAIG Investments, an investment company focused on the energy and mobility sectors across Ibero-America, and Chairman Carlos Guimarães, the Chairman of LAIG, together with CFO and Director Pär Lindström, CIO of i(x) investments and COO Matías de Buján, Managing Director of LAIG.

While it may pursue a business combination target in any industry or geographical location, the Company plans to target businesses which predominantly operate in Ibero-America and whose business strategy is aligned with energy transition and sustainability themes, in particular renewable energy.

Credit Suisse Securities (USA) LLC and BTIG, LLC acted as joint book-running managers of the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $345,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of October 8, 2021 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company.

Brown Rudnick LLP acted as U.S. counsel and Walkers acted as Cayman Islands counsel to the Company, and Davis Polk & Wardwell LLP acted as counsel to the underwriters.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 5, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560 by telephone at (800) 221-1037 or by email at usa.prospectus@credit-suisse.com or from BTIG, LLC, 65 East 55th Street, New York, New York 10022, or email: ProspectusDelivery@btig.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC, which is available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Enphys Acquisition Corp.

Investor Relations

ir@enphys.com

+1 (646) 854- 6565